UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

November 10, 2008

Date of Report (Date of earliest event reported)

BASIN WATER, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51991	20-4736881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8731 Prestige Court Rancho Cucamonga, CA	91730
(Address of principal executive offices)	(Zip Code)

(909) 481-6800

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 11, 2008, Basin Water, Inc. (the “Company”) received a staff determination notice from The Nasdaq Stock Market of an additional basis of non-compliance with the Nasdaq rules due to the Company’s failure to file its quarterly report on Form 10-Q for the quarter ended September 30, 2008 on a timely basis. The Company previously reported its delay in filing its quarterly report on Form 10-Q for the quarter ended June 30, 2008. The Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires the timely filing with Nasdaq of all reports and other documents filed or required to be filed with the SEC. This non-compliance event was considered and factored into the November 10, 2008 decision of the Nasdaq Listing Qualifications Panel, which granted the Company an extension of time to file this report, as well as the Form 10-Q for the quarter ended June 30, 2008 and all required restated reports, by February 10, 2009 (as discussed below).

Item 8.01	Other Events.

On November 10, 2008, the Nasdaq Listing Qualifications Panel granted the Company continued listing on The Nasdaq Global Market provided that the Company files its quarterly reports on Form 10-Q for the periods ended June 30, 2008 and September 30, 2008 and any restatements of prior periods that may be required by February 10, 2009.

A copy of the press release relating to this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are furnished herewith:

Exhibit No.	Document

99.1	Press release issued by Basin Water, Inc. on November 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN WATER, INC.
(Registrant)

Date: November 11, 2008	BY:	/s/ W. Christopher Chisholm
W. Christopher Chisholm
Vice President and Chief Financial Officer